Dorsey & Whitney
                           2200 First Bank Place East
                          Minneapolis, Minnesota 55204
                                 (612) 340-2600

Midas Gold Shares & Bullion, Inc.
One Appletree Square
Minneapolis, Minnesota 55402

Gentlemen:

Reference is made to the Registration Statement on Form N-1A (File No. 2-98229) which you have filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of registering for sale by Midas Gold Shares & Bullion, Inc. (the "Fund") of an indefinite number of shares of the Fund's Common Stock, $.01 par value per share.

We are of the opinion that:

(a)       The Fund is a legally organized corporation under Minnesota Law.

(b) The Shares of Common Stock to be sold by the Fund will be legally issued, fully payed, and non assessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

We  consent  to  the   reference   to  this  Firm  under  the   caption   "Other
Information--Counsel and Accountants" in Part B of the Registration Statement and to the use of this opinion as an exhibit to said Registration Statement.

Dated: October 1, 1985

                               Very truly yours,